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                                                               Exhibit 10(j)

  CENTEL DIRECTORS DEFERRED COMPENSATION PLAN

                        Amended and Restated

                       as of September 1, 1995



     SECTION 1.  Plan.  Centel Corporation, a Kansas

corporation, hereby establishes this "Centel Directors

Deferred Compensation Plan".

     SECTION 2.   Definitions.   The following words have

the respective meanings stated below unless a different

meaning is plainly required by the context:

          (a)  "Beneficiary" means any person other than a

     Director who is entitled to receive distributions under

     this Plan pursuant to Section 5.

          (b)  "Board" means the Board of Directors of the

     Company or of a Subsidiary.

          (c)  "Committee" means the committee which

     administers this Plan as provided in Section 7.

          (d)  "Common Stock" means shares of common stock

     of Sprint.

          (e)  "Company" means Centel Corporation, a Kansas

     corporation, and its successors.

          (f)  Prior to March 9, 1993, "Director" means an

     individual who is (1) serving as a member of a Board or

     who has been nominated to serve as a member of a Board

     and (2) receives compensation for such service other

     than as employee of the Company or a Subsidiary.

     Beginning March 9, 1993, "Director" means an individual

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     serving as a member of the Board of Directors of Sprint

     who was a Director of the Company on March 8, 1993.

          (g)  "Market Value" of Common Stock on any date

     means the closing price of the Common Stock on that day

     on the Composite Transactions Tape, as subsequently

     reported in The Wall Street Journal, or, if no sale of

     the Common Stock shall have been made on that date,

     such closing price on the next preceding date on which

     there was a sale.

          (h)  "Plan" means the plan set forth in this

     instrument, and known as the "Centel Directors Deferred

     Compensation Plan".

          (i)  "Sprint" means Sprint Corporation, a Kansas

     corporation, and its successors.

          (j) "Subsidiary" means any corporation fifty

     percent or more of the voting stock of which is owned,

     directly or indirectly, by the Company.

          (k)  "Unit" means the equivalent under this Plan

     of one share of Common Stock.

          (l)  "Value" of a Unit on any date means the

     Market Value on such date of one share of Common Stock.

     SECTION 3.   Participation.   A Director may elect to

defer the payment of:

          (a) annual or quarterly compensation for service

     as a Director;

          (b) compensation paid for attendance at meetings

     of the Board and of committees of the Board; or

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          (c)  annual or quarterly compensation for service

     as a Director plus all additional compensation paid for

     attendance at meetings of the Board and of committees

     of the Board;

by giving notice: (1) if the Director is a Director on

November 30 of any year, at least thirty days prior to

January 1 of the year for which the election is to be

effective, (2) if the Director is not a Director on November

30 of any year, within 20 days after the date on which the

Director is first elected a Director, or (3) within 20 days

after any amendment of this Plan. Each notice shall continue in force unless and until revoked or modified by notice at

least thirty days before the January 1 on which such

revocation or modification is to become effective. All

amounts deferred and accrued under this Plan will be

unsecured liabilities of the Company or a Subsidiary  and

will not be funded with any specific assets of the Company

or any Subsidiary.  Beginning March 9, 1993, no new

elections to defer the payment of compensation under the

Plan may be made.

     SECTION 4.   Method of Deferment.

          (a) A Director who elects to defer compensation

     under this Plan may elect to have such compensation

     credited to a prime rate account, to a Common Stock

     account, or in increments of 25%, to both forms of

     account. Amounts accrued in accounts may not be

     transferred from one form to the other. A different

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     election may be made with respect to compensation

     earned in each calendar year.

          (b)  An amount equal to the compensation which a

     Director has elected to have deferred will be credited

     by the Company in a deferred compensation account in

     the name of the Director on the date such compensation

     would otherwise become payable to the director.

          (c)  Prime rate account.  Interest equivalents

     will be credited on the balance in a Director's prime

     rate account at the end of each calendar quarter. After

     installment payments to the Director or a Beneficiary

     have commenced under this Plan interest will be paid

     quarterly in cash to the Director or Beneficiary, as

     the case may be. For the purpose of crediting interest,

     (1) interest will be computed at the prime rate of

     interest in effect at Harris Trust and Savings Bank,

     Chicago, Illinois during such quarter, and (2) the

     balance accrued in a Director's deferred compensation

     account during any quarter will be the average of the

     balances in the Director's account at the beginning of

     the quarter and at the end of each month during the

     quarter.

          (d)  Common Stock account.   When compensation is

     credited to a Common Stock account, the amount

     compensation will be divided by the Market Value on the

     date such compensation is credited to the account to

     determine the number of Units (to the nearest one-

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     hundredth) to be credited to such account. On each

     record date for determination of shareowners entitled

     to receive a dividend on the outstanding shares of

     Common Stock, there will be credited to each Common

     Stock account that number of additional Units equal to

     the number of shares (and fraction of a share to the

     nearest one-hundredth) of Common Stock which could have

     been purchased at Market Value on that date with the

     amount, if paid in cash, or the value, if paid in

     property, of the dividend to be paid on a number (to

     the nearest one-hundredth) of shares of Common Stock

     equal to the number of Units (to the nearest one-

     hundredth) in that account on such record date.  As of

     March 9, 1993, the aggregate number of Units in a

     Director's Common Stock Account (the "Aggregate Units")

     shall be increased by multiplying the Aggregate Units

     by 1.37 in accordance with the terms of the Agreement

     and Plan of Merger, dated as of May 27, 1992, pursuant

     to which the Company became a wholly-owned subsidiary

     of Sprint and which provided that each outstanding

     share of common stock of Centel Corporation be

     converted into the right to receive 1.37 shares of

     Common Stock.  Upon termination of service as a

     Director (the "Termination"), the Director's Common

     Stock account will be converted into a prime rate

     account as follows:  (1) the Common Stock account will

     be valued (the "Account Value") at the closing price on

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     the last day of business in the month that the

     Termination occurs; (2) an amount equal to the Account

     Value will be credited to a prime rate account; and (3)

     beginning on the first business day of the next month,

     interest equivalents will be credited on the balance in

     the prime rate account pursuant to the terms specified

     in Section 4(c).

     SECTION 5.   Distributions.

          (a)  Except as provided in Section 5(b), the

     timing and manner of each distribution to a Director

     under the Plan shall be made pursuant to such

     Director's Valid Election, as defined in the following

     sentence. A "Valid Election" means an election by the

     Director which (i) is irrevocable except as provided in

     Section 5(h), (ii) is made in writing pursuant to such

     rules as the Committee may determine, and (iii)

     provides for a distribution pursuant to paragraphs (c)

     or (d).

          (b)  If a Director does not submit a Valid

     Election, upon the Director's termination of service as

     a Director, the amounts accrued in the Director's

     accounts will be distributed to the Director in a lump

     sum as soon as practicable after January 31 of the

     calendar year following the calendar year in which the

     Director's termination of service occurs (Common

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     Distribution Date); provided, however, that no payment

     of amounts attributable to deferrals credited to a

     Director's Common Stock account on or before October

     10, 1991 will be made less than six months after the

     Director's last acquisition, prior to termination of

     service as a Director, of a Sprint equity security (as

     defined in Securities and Exchange Commission Rule 16a-

     l(d)), which acquisition is not exempt from Section

     16(b) of the Securities Exchange Act of 1934.

          (c)  If the Director submits a Valid Election

     prior to the first day of the calendar year in which

     such Director's termination from service occurs,

     distributions shall be paid under the Plan commencing

     on or after the date of the Director's termination of

     service as a Director as follows:

          (i)  in a lump sum either as soon as practicable

               after the Director's termination of service

               or as soon as practicable after the Common

               Distribution Date, as specified in the Valid

               Election; or

          ii) in equal annual installment payments over a

               period from two (2) to twenty (20) years.

               For purposes of determining the amount of

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               each equal annual installment, the assumed

               rate of interest shall be the average of the

               Interest Rates for the 20 quarters preceding

               the Common Distribution Date.

          (d)  If the Director submits a Valid Election on

     or after the first day of the calendar year in which

     such Director's termination from service occurs but

     prior to December 31 of the calendar year in which such

     Director's termination of service occurs, pursuant to

     the terms of such Valid Election distributions shall be

     paid under the Plan commencing no earlier than the

     Common Distribution Date using one of the following

     methods:

          (i)  in a lump sum as soon as practicable after

               the Common Distribution Date; or

          (ii) in equal annual installment payments over a

               period specified in the Valid Election from

               two (2) to twenty (20) years commencing as of

               the Common Distribution Date.  For purposes

               of determining the amount of each equal

               annual installment, the assumed rate of

               interest shall be the average of the Interest

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               Rates for the 20 quarters preceding the

               Common Distribution Date.

        (e)  All distributions of amounts accrued in a

     Director's deferred compensation account, whether

     accrued in a prime rate account or in a Common Stock

     account, will be paid exclusively in cash. If

     distribution cannot be made on the day prescribed, it

     will be made as soon thereafter as practicable as of

     that day. The Value of Units for purposes of

     distribution shall be their Value on the date as of

     which distribution is deemed made.

        (f)    Notwithstanding the foregoing, a Director who

     has an interest in a prime rate account under this Plan

     may elect, by giving notice a least 60 but not more

     than 120 days prior to January 1 of the fifth year

     following the year in which deferred compensation was

     accrued in a Director's prime rate account to have the

     amount accrued in such fifth preceding year, together

     with interest credited with respect thereto,  paid in

     cash to the Director on the January 31 following

     receipt of the notice.

        (g)   In the event of a Director's death, any

     amounts to which the Director is entitled hereunder

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     will be distributed to the Beneficiary entitled

     thereto:

             (i) if the death occurs prior to January 1,

                 1994, in such manner as is determined by

                 the Committee in its sole discretion; and

             (ii) if the death occurs on and after January

                  1, 1994, as provided in a Valid Election

                  or, (1) if no provision is made in a

                  Valid Election, or (2) if all of the

                  designated Beneficiaries predecease the

                  Director, then in a lump sum payment to

                  the estate of the deceased Director as

                  soon as practicable following the death

                  of the Director.

          (h)  Notwithstanding any provision to the contrary

     hereunder, at any time, the Director may change a Valid

     Election by election to accelerate the date(s) of

     payment specified in such prior election, subject to

     the following circumstances:

             (i)  the Committee in its sole discretion

             consents to the change in Valid

             Election, and

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             (ii)the amounts which are subject to such

             accelerated payment date(s) shall be

             reduced by 6%. Subject to the preceding

             sentence, the calculation of such

             reduction shall be made in the sole

             discretion of the Committee.

     SECTION 6.  Anti-Dilution.  In the event of any change

in capitalization which affects the Common Stock, such as a

stock dividend, a stock distribution, a stock split-up or a

subdivision or combination of shares, such adjustments, if

any, as the Board in its discretion deems appropriate to

reflect such change shall be made with respect to the number of Units in each Common Stock account.

     SECTION 7.   Beneficiaries.

          (a)  A Director may, by giving notice during the

     Director's lifetime, designate (1) a Beneficiary or

     Beneficiaries to whom distribution of the Director's

     deferred compensation accounts will be made in the

     event of the Director's death prior to the full receipt

     of the Director's interests under this Plan, and (2)

     the proportions to be distributed to each such

     designated Beneficiary if there be more than one. Any

     such designation may be revoked or changed by the

     Director at any time and from time to time by similar

     notice. If a designated Beneficiary dies prior to

     distribution of all that designated Beneficiary's

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     proportionate share of a Director's interest under this

     Plan, the then remaining balance of such share will be

     distributed in a lump sum payment to the estate of the

     designated Beneficiary.

          (b)  If the Company, after reasonable inquiry, is

     unable within one year to determine whether any

     designated Beneficiary did in fact survive the event

     that entitled such Beneficiary to receive distribution

     under this Plan, it will be conclusively presumed that

     such Beneficiary did in fact die prior to such event.

     SECTION 8.  Committee.  This  Plan will be administered

by a Committee consisting of at least three (3) members

appointed by the Board of the Company, who are employees of

Sprint or a subsidiary of Sprint and who do not participate

in this Plan.

     Except as otherwise expressly provided in this Plan,

the Committee shall have full power and authority, within

the limits provided by this Plan:

          (a)  to construe this Plan and make equitable

     adjustments for any mistakes or errors made in the

     administration of this Plan;

          (b) to determine all questions arising in the

     administration of this Plan, including the power to

     determine the rights of Directors participating in this

     Plan and their Beneficiaries and the amount of their

     respective interests;

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          (c) to adopt such rules and regulations as it may

     deem reasonably necessary for the proper and efficient

     administration of this Plan consistent with its

     purposes;

          (d)  to enforce this Plan in accordance with its

     terms and with the rules and regulations adopted by the

     Committee; and

          (e)  to do all other acts which in its judgment

     are necessary or desirable for the proper and

     advantageous administration of this Plan.

The Committee shall act by the vote or concurrence of a

majority of its members and shall maintain a written record

of its decisions and actions. All decisions and actions of

the Committee pursuant to the provisions of this Plan shall

be final and binding upon all persons affected thereby.  No

member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for

anything done or omitted to be done in good faith in

carrying out the provisions of this Plan.

     SECTION 9.   Non-Alienation.   No right or benefit

under this plan shall be subject to anticipation,

alienation, sale, assignment, pledge, encumbrance or charge,

and any attempt to anticipate, alienate, sell, assign,

pledge, encumber or charge the same shall be void. No right

or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of

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the person entitled to such benefits except such claims as

may be made by the Company or any Subsidiary.

     SECTION 10.   Notice.  Any notice authorized or

required to be given to the Company under this Plan shall be deemed given upon delivery in writing, signed by the person

giving the notice, to the Secretary of the Company or such

other officer as may be designated by the Board.

     SECTION 11.  Plan Modifications.  The Board of the

Company may, at any time terminate this Plan or may, from

time to time, amend any provision of this Plan in such

manner and to such extent as it may, in its discretion, deem to be advisable. In the event this Plan is terminated, any

amount remaining in any Director's account will be

distributed in such manner as is determined by the Committee in its sole discretion.

     SECTION 12.    Applicable Law.  This Plan shall be

governed by the law of the State of Kansas.